                                                                   December 2010
--------------------------------------------------------------------------------
                                           Free Writing Prospectus
                                           Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                           Dated December 2, 2010

Deutsche Bank Commodity Indices
December 2010

[GRAPHIC OMITTED]
                                                                               1

 Contents

Section
1   Optimum Yield Indices
      *  DB Commodity Booster - DJUBS Index
      *  DB Commodity Booster DJUBS - TV14 Index
      *  DB Commodity Booster - Benchmark Index
2   Mean Reversion Indices
      *  DBLCI - MR Index
      *  DBLCI - Mean Reversion Enhanced Index
      *  DB MR Enhanced 15 Index
      *  DBLCI - MR+ Index
3   Market Neutral Indices
      *  DB Commodity Harvest Index
      *  DB Commodity Harvest - 10 Index
4   DB Commodity Allocator Index

Appendix
1   Appendix
                                                                               2

 Executive Summary
The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class
                                                                               3

 DB Commodity -- Family of Indices
Introduction

[]   The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to:
     Relative value asset allocation (Mean Reversion); Market momentum filter
     (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk
     (Target Volatility)

-----------------------------------------------------------------------------------------------
DB Commodity Indices               Mean Reversion  Momentum  Optimized Yield  Target Volatility
-----------------------------------------------------------------------------------------------
DB Commodity Booster -- DJUBS                                      []
DB Commodity Booster DJUBS -- TV14                                 []              []
DB Commodity Booster -- Benchmark                                  []
DBLCI-MR                                   []
DBLCI-MR+                                  []          []
DBLCI -- Mean Reversion Enhanced           []                      []
DB MR Enhanced 15                          []                      []              []
DB Commodity Harvest                                               []
DB Commodity Harvest -- 10                                         []              []
DB Commodity Allocator                     []          []          []
-----------------------------------------------------------------------------------------------
                                                                               4

 Optimum Yield Indices

Section 1

[GRAPHIC OMITTED]
                                                                               5

 DB Commodity Booster -- DJUBS
Index Summary

[]   Composition of DB Commodity Booster DJUBS Index: The DB Commodity Booster
     -- DJUBS Index has the same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEU)
                                                                               6

 DB Commodity Booster -- DJUBS
Index Construction

Replicates the DJUBS Index by using OY indices thereby providing similar commodity exposure while seeking to manage returns more effectively

[GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  30 November 2010
                                                                               7

 DB Commodity Booster -- DJUBS
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Index Sector Exposure 1
--------------------------------------------------------------------------------
Sector              Current Weight (%)
Energy                           26.17
Precious Metal                   15.08
Industrial Metal                   18.2
Agriculture                      40.55
--------------------------------------------------------------------------------

Performance Analysis 1
--------------------------------------------------------------------------------
                              DB Commodity
January 2000 -- November 2010 Booster -- DJUBS DJUBS          SandP-GSCI
--------------------------------------------------------------------------------
Annualized Returns            10.6%            4.3%           1.9%
Volatility                    16.4%            18.1%          25.9%
Sharpe Ratio(2)               0.65             0.24           0.08
Maximum Drawdown              -54.1%           -57.1%         -71.6%
  Start Date                  Jul-08           Jul-08         Jul-08
  End Date                    Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss  -51.5%           -54.5%         -67.8%
  Start Date                  Jul-08           Jul-08         Jul-08
  End Date                    Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months           47% / -48.5%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months            24.4% / -38.4%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns       1.0%             0.5%           0.4%
% Months with Gains           64.9%            55.7%          55.7%
Correlation
  DJUBS                       0.96             1.00           0.91
  SandP-GSCI                    0.88             0.91           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                              Annual Returns for Excess Return Indices
                  --------------------------------------------------------------
Calendar Year     DB Commodity Booster -- DJUBS  DJUBS                SandP-GSCI
--------------------------------------------------------------------------------
2000                                  23.01%    24.21%                  41.10%
2001                                 -17.06%    -22.32%                -34.31%
2002                                  23.21%    23.86%                  29.92%
2003                                  27.76%    22.66%                  19.48%
2004                                  23.13%     7.64%                  15.65%
2005                                  30.64%    17.54%                  21.61%
2006                                  12.57%     -2.71%                -19.07%
2007                                  16.70%    11.08%                  26.81%
2008                                 -30.46%    -36.61%                -47.29%
2009                                  19.81%    18.72%                  13.30%
2010 YTD                               6.31%      5.42%                  -0.47%
Annualized Return                     10.60%      4.34%                   1.95%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS has been retrospectively calculated and did not exist prior to 27 February 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS Index would have been lower than the
     Index as a result of fees and / or costs
2    Sharpe Ratio = annualized return / volatility
3    Data is as of 30 November 2010. Statistics shown are for excess return indices.
                                                                               8

 DB Commodity Booster DJUBS -- TV14
Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVE)
                                                                               9

 DB Commodity Booster DJUBS -- TV14
Index Construction

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

[GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  30 November 2010
                                                                              10

 DB Commodity Booster DJUBS -- TV14
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Index Exposure 1
--------------------------------------------------------------------------------
Current Exposure to DB
Commodity Booster -- DJUBS              78.21%
--------------------------------------------------------------------------------
Underlying Sector           Current Weight (%)
Energy                                  26.17
Precious Metal                          15.08
Industrial Metal                         18.2
Agriculture                             40.55
--------------------------------------------------------------------------------

Performance Analysis 1
--------------------------------------------------------------------------------
                              DB Commodity          DB Commodity
January 2000 -- November 2010 Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
--------------------------------------------------------------------------------
Annualized Returns            14.0%                 10.6%            4.3%
Volatility                    14.7%                 16.4%            18.1%
Sharpe Ratio                  0.95                  0.65             0.24
Maximum Drawdown              -35.0%                -54.1%           -57.1%
  Start Date                  Jul-08                Jul-08           Jul-08
  End Date                    Mar-09                Mar-09           Mar-09
Max Monthly Consecutive Loss  -32.8%                -51.5%           -54.5%
  Start Date                  Jul-08                Jul-08           Jul-08
  End Date                    Feb-09                Feb-09           Feb-09
Max/Min Returns
  Rolling 12 Months           59.6% / -31.1%        47% / -48.5%     39.9% / -52.7%
  Rolling 3 Months            27.8% / -23.5%        24.4% / -38.4%   24.7% / -39.7%
Average Monthly Returns       1.2%                  1.0%             0.5%
% Months with Gains           64.9%                 64.9%            55.7%
Correlation
  DB Commodity Booster -- DJUBS 0.94                1.00             0.96
  DJUBS                       0.91                  0.96             1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                               Annual Returns for Excess Return Indices
                  --------------------------------------------------------------
                  DB Commodity Booster DB Commodity Booster
--------------------------------------------------------------------------------
Calendar Year            DJUBS - TV 14             -- DJUBS              DJUBS
2000                          26.38%               23.01%               24.21%
2001                         -21.43%              -17.06%              -22.32%
2002                          29.64%               23.21%               23.86%
2003                          46.67%               27.76%               22.66%
2004                          27.08%               23.13%                7.64%
2005                          30.40%               30.64%               17.54%
2006                          11.01%               12.57%               -2.71%
2007                          16.73%               16.70%               11.08%
2008                         -15.61%              -30.46%              -36.61%
2009                          13.52%               19.81%               18.72%
2010 YTD                       7.99%                6.31%                5.42%
Annualized Return             14.03%               10.60%                4.34%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Booster -- DJUBS and DB Commodity Booster
     DJUBS -- TV14 have been retrospectively calculated and did not exist prior to 27 February 2008 and 8 August 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS -- TV14 Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 30 November 2010. Statistics shown are for excess return indices. Current weights shown are for DB Commodity Booster -- DJUBS Index

                                                                              11

 DB Commodity Booster -- Benchmark
Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)
                                                                              12

 DB Commodity Booster -- Benchmark

Index Construction

Index replicates the SandP GSCI by using OY indices thereby providing similar commodity exposure while seeking to manage roll returns more effectively

[GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  30 November 2010
                                                                              13

 DB Commodity Booster -- Benchmark
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Index Sector Exposure 1
--------------------------------------------------------------------------------
    Sector                  Current Weight (%)
Energy                                  66.56
Precious Metal                            3.93
Industrial Metal                          8.66
Agriculture and Livestock                 20.82
--------------------------------------------------------------------------------

Performance Analysis 1
--------------------------------------------------------------------------------
                              DB Commodity
January 2000 -- November 2010 Booster -- Benchmark DJUBS          SandP-GSCI
--------------------------------------------------------------------------------
Annualized Returns            10.6%                4.3%           1.9%
Volatility                    22.2%                18.1%          25.9%
Sharpe Ratio                  0.48                 0.24           0.08
Maximum Drawdown              -64.6%               -57.1%         -71.6%
  Start Date                  Jul-08               Jul-08         Jul-08
  End Date                    Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss  -60.7%               -54.5%         -67.8%
  Start Date                  Jul-08               Jul-08         Jul-08
  End Date                    Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months           76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months            33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns       1.0%                 0.5%           0.4%
% Months with Gains           58.8%                55.7%          55.7%
Correlation
  DJUBS                       0.89                 1.00           0.91
  SandP-GSCI                  0.97                 0.91           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                     Annual Returns for Excess Return Indices
                  --------------------------------------------------------------
                       DB Commodity
Calendar Year     Booster -- Benchmark  DJUBS                 SandP-GSCI
--------------------------------------------------------------------------------
2000                        24.00%     24.21%                  41.10%
2001                       -17.43%    -22.32%                 -34.31%
2002                        25.99%     23.86%                  29.92%
2003                        27.09%     22.66%                  19.48%
2004                        38.49%      7.64%                  15.65%
2005                        41.80%     17.54%                  21.61%
2006                        -2.31%     -2.71%                 -19.07%
2007                        25.49%     11.08%                  26.81%
2008                       -36.65%    -36.61%                 -47.29%
2009                        20.31%     18.72%                  13.30%
2010 YTD                     0.17%      5.42%                  -0.47%
Annualized Return           10.63%      4.34%                   1.95%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 30 November 2010. Statistics shown are for excess return indices.
                                                                              14

 Mean Reversion Indices
Section 2
                                                                              15

 DBLCI -MR
Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)
                                                                              16

 DBLCI -MR
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010 Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 30 November 2010
                                                                              17

 DBLCI -MR
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Weighting 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
January 2000 -- November 2010 DBLCI-MR       DBLCI          DJUBS
--------------------------------------------------------------------------------
Annualized Returns            9.9%           7.3%           4.3%
Volatility                    20.1%          23.9%          18.1%
Sharpe Ratio                  0.49           0.30           0.24
Maximum Drawdown              -62.8%         -65.2%         -57.1%
  Start Date                  Jul-08         Jul-08         Jul-08
  End Date                    Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss  -59.0%         -61.9%         -54.5%
 Start Date                   Jul-08         Jul-08         Jul-08
 End Date                     Feb-09         Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months            84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
 Rolling 3 Months             33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns       0.9%           0.8%           0.5%
% Months with Gains           58.0%          55.7%          55.7%
Correlation
 DBLCI                        0.86           1.00           0.88
 DJUBS                        0.82           0.88           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                  Annual Returns for Excess Return Indices
                ---------------------------------------------------
Calendar Year     DBLCI-MR   DBLCI     DJUBS
2000                2.16%   24.95%     24.21%
2001              -16.35%  -22.61%    -22.32%
2002               27.73%   32.14%     23.86%
2003               21.21%   22.42%     22.66%
2004               25.85%   26.11%      7.64%
2005                2.96%   13.89%     17.54%
2006               39.22%    3.06%     -2.71%
2007               42.49%   34.67%     11.08%
2008              -35.43%  -39.60%    -36.61%
2009               22.29%   10.17%     18.72%
2010 YTD            4.28%    3.67%      5.42%
Annualized Return   9.89%    7.27%      4.34%
--------------------------------------------------------------------------------

Notes:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 30 November 2010. Statistics shown are for excess return indices.
                                                                              18

 DBLCI -- Mean Reversion Enhanced
Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREU)
                                                                              19

 DBLCI -- Mean Reversion Enhanced
Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010 Notes:
1 Base Weights of DBLCI-MR Enhanced Index
2 Current Weights as of 30 November 2010
                                                                              20

 DBLCI -- Mean Reversion Enhanced
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Weighting 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
                              DBLCI Mean
January 2000 -- November 2010 Reversion Enhanced DBLCI-MR       DJUBS
--------------------------------------------------------------------------------
Annualized Returns            10.4%              9.9%           4.3%
Volatility                    18.1%              20.1%          18.1%
Sharpe Ratio                  0.58               0.49           0.24
Maximum Drawdown              -55.9%             -62.8%         -57.1%
Start Date                    Jul-08             Jul-08         Jul-08
End Date                      Mar-09             Feb-09         Mar-09
Max Monthly Consecutive Loss  -53.8%             -59.0%         -54.5%
Start Date                    Jul-08             Jul-08         Jul-08
End Date                      Feb-09             Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months             71.2% / -46.5%     84% / -56.3%   39.9% / -52.7%
Rolling 3 Months              36% / -37.4%       33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns       0.9%               0.9%           0.5%
% Months with Gains           58.8%              58.0%          55.7%
Correlation
DBLCI -- MR                   0.86               1.00           0.82
DJUBS                         0.82               0.82           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                            Annual Returns for Excess Return Indices
                  -------------------------------------------------------------
                        DBLCI Mean
Calendar Year     Reversion Enhanced DBLCI-MR  DJUBS
--------------------------------------------------------------------------------
2000                         1.59%     2.16%   24.21%
2001                       -12.41%   -16.35%  -22.32%
2002                        15.52%    27.73%   23.86%
2003                        33.19%    21.21%   22.66%
2004                        23.16%    25.85%    7.64%
2005                        10.43%     2.96%   17.54%
2006                        28.54%    39.22%   -2.71%
2007                        26.67%    42.49%   11.08%
2008                       -26.29%   -35.43%  -36.61%
2009                        37.53%    22.29%   18.72%
2010 YTD                    -4.18%     4.28%    5.42%
Annualized Return           10.39%     9.89%    4.34%
--------------------------------------------------------------------------------

Notes:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI -- Mean Reversion Enhanced
     and DBLCI-MR have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI --
     Mean Reversion Enhanced Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 30 November 2010. Statistics shown are for excess return indices.
                                                                              21

 DB MR Enhanced 15
Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)
                                                                              22

 DB MR Enhanced 15
Index Construction

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

[GRAPHIC OMITTED]

Note:
1 Base Weights of DBLCI -- Mean Reversion Enhanced Index
2 Current Weights of DBLCI-Mean Reversion Enhanced Index as of 30 November
  2010
                                                                              23

 DB MR Enhanced 15
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
                                                DBLCI -- Mean
January 2000 -- November 2010 DB MR Enhanced 15 Reversion Enhanced DJUBS
--------------------------------------------------------------------------------
Annualized Returns            12.9%             10.4%              4.3%
Volatility                    15.7%             18.1%              18.1%
Sharpe Ratio                  0.82              0.58               0.24
Maximum Drawdown              -35.0%            -55.9%             -57.1%
Start Date                    Jul-08            Jul-08             Jul-08
End Date                      Mar-09            Mar-09             Mar-09
Max Monthly Consecutive Loss  -33.5%            -53.8%             -54.5%
Start Date                    Jul-08            Jul-08             Jul-08
End Date                      Feb-09            Feb-09             Feb-09
Max/Min Returns
Rolling 12 Months             79% / -28.4%      71.2% / -46.5%     39.9% / -52.7%
Rolling 3 Months              25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns       1.1%              0.9%               0.5%
% Months with Gains           58.8%             58.8%              55.7%
Correlation
DBLCI-MR                      0.89              1.00               0.82
DJUBS                         0.78              0.82               1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                        Annual Returns for Excess Return Indices
                  --------------------------------------------------
                      DB MR        DBLCI -- Mean
Calendar Year     Enhanced 15 Reversion Enhanced    DJUBS
--------------------------------------------------------------------------------
2000                  2.96%              1.59%      24.21%
2001                -21.83%            -12.41%     -22.32%
2002                 25.61%             15.52%      23.86%
2003                 53.97%             33.19%      22.66%
2004                 25.18%             23.16%       7.64%
2005                 15.77%             10.43%      17.54%
2006                 30.96%             28.54%      -2.71%
2007                 24.84%             26.67%      11.08%
2008                -11.82%            -26.29%     -36.61%
2009                 18.57%             37.53%      18.72%
2010 YTD             -1.99%             -4.18%       5.42%
Annualized Return    12.94%             10.39%       4.34%
--------------------------------------------------------------------------------

Note:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI -- Mean Reversion Enhanced
     and DB MR Enhanced 15 have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 Index would have been lower than the
     Index as a result of fees and / or costs.
2    Data is as of 30 November 2010. Statistics shown are for excess return indices.
                                                                              24

 DBLCI MR+
Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)
                                                                              25

 DBLCI MR+
Index Construction

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones

Aims to offer upside exposure to DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

[GRAPHIC OMITTED]

Note:
1 Base Weights of DBLCI-MR Index
2 Current Weights of DBLCI-MR Index as of 30 November 2010
3 Returns are calculated as of 6(th) business day of each month, from November
  2009 to November 2010.
                                                                              26

 DBLCI MR+
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Weighting 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
January 2000 -- November 2010 DBLCI MR+      DBLCI-MR       DJUBS
--------------------------------------------------------------------------------
Annualized Returns            9.5%           9.9%           4.3%
Volatility                    14.8%          20.1%          18.1%
Sharpe Ratio                  0.64           0.49           0.24
Maximum Drawdown              -33.8%         -62.8%         -57.1%
 Start Date                   Jul-08         Jul-08         Jul-08
 End Date                     Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss  -27.1%         -59.0%         -54.5%
  Start Date                  Jul-08         Jul-08         Jul-08
  End Date                    Nov-08         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months           81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
  Rolling 3 Months            28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns       0.8%           0.9%           0.5%
% Months with Gains           52.7%          58.0%          55.7%
Correlation
  DBLCI -- MR                 0.86           1.00           0.82
  DJUBS                       0.69           0.82           1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                      Annual Returns for Excess Return Indices
                  --------------------------------------------------
Calendar Year     DBLCI MR+ DBLCI-MR    DJUBS
2000                 0.90%    2.16%   24.21%
2001                -2.40%  -16.35%  -22.32%
2002                13.21%   27.73%   23.86%
2003                15.56%   21.21%   22.66%
2004                24.07%   25.85%    7.64%
2005                -4.53%    2.96%   17.54%
2006                24.53%   39.22%   -2.71%
2007                38.57%   42.49%   11.08%
2008                -0.67%  -35.43%  -36.61%
2009                 8.87%   22.29%   18.72%
2010 YTD            -5.74%    4.28%    5.42%
Annualized Return    9.46%    9.89%    4.34%
--------------------------------------------------------------------------------

Notes:
1    Source: Deutsche Bank, 2010, Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and
     20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs
2    Data is as of 30 November 2010. Statistics shown are for excess return indices.
                                                                              27

 Market Neutral Indices
Section 3
                                                                              28

 DB Commodity Harvest
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHLEU)
                                                                              29

 DB Commodity Harvest
Index Construction

Strategy aims to generate alpha from roll returns by going long the OY index and short the benchmark index

[GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  30 November 2010
                                                                              30

 DB Commodity Harvest
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Index Constituents (1)
--------------------------------------------------------------------------------
Index                                Current Weight (%)
DB Commodity Booster -- Benchmark                  100
Light Energy
SandP Goldman Sachs Light Energy Index            -100
--------------------------------------------------------------------------------

Performance Analysis (1)
--------------------------------------------------------------------------------
                                            DB Commodity Booster
                              DB Commodity  -- Benchmark         SandP-GSCI
January 2000 -- November 2010 Harvest       Light Energy         Light Energy
--------------------------------------------------------------------------------
Annualized Returns            5.2%          6.8%                 1.2%
Volatility                    3.6%          16.8%                18.6%
Sharpe Ratio                  1.43          0.40                 0.07
Maximum Drawdown              -6.1%         -56.8%               -60.9%
 Start Date                   May-07        Jul-08               Jul-08
 End Date                     Sep-07        Mar-09               Feb-09
Max Monthly Consecutive Loss  -5.3%         -53.8%               -58.0%
  Start Date                  Oct-00        Jul-08               Jul-08
  End Date                    Dec-00        Feb-09               Feb-09
Max / Min Returns
  Rolling 12 Months           17.7% / -5.4% 51.7% / -50.3%       48.2% / -55.8%
  Rolling 3 Months            6.6% / -5.8%  24.8% / -42.4%       26.1% / -44.6%
Average Monthly Returns       0.4%          0.7%                 0.2%
% Months with Gains           70.2%         59.5%                55.0%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy      -0.41         1.00                 0.97
  SandP-GSCI Light Energy     -0.55         0.97                 1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                              Annual Returns for Excess Return Indices
                  --------------------------------------------------------------
                               DB   DB Commodity Booster --     SandP-GSCI
Calendar Year     Commodity Harvest Benchmark Light Energy      Light Energy
--------------------------------------------------------------------------------
2000                        -5.20%                 9.01%        14.79%
2001                        11.85%               -17.11%       -26.22%
2002                        -2.05%                13.10%        15.09%
2003                         4.47%                20.91%        15.41%
2004                        13.51%                22.05%         7.31%
2005                        10.84%                28.51%        15.51%
2006                        12.98%                 9.15%        -3.77%
2007                         0.15%                17.49%        17.16%
2008                        11.28%               -33.20%       -40.39%
2009                         1.18%                17.02%        15.17%
2010 YTD                    -0.36%                 5.43%         5.72%
Annualized Return            5.16%                 6.78%         1.21%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Harvest and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest
     Index have been lower than the Index as a result of fees and / or costs
2    Statistics shown are for excess return indices. Data is as of 30 November
     2010
                                                                              31

 DB Commodity Harvest -- 10
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEA)
                                                                              32

 DB Commodity Harvest -- 10
Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by varying exposure to the underlying index in response to changes in realized volatility

[GRAPHIC OMITTED]

Note:
1 Weights shown are: Current Weight (Base Weight) . Current weights are as of
  30 November 2010
                                                                              33

 DB Commodity Harvest -- 10
Performance Analysis

Index Returns 1
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
January 2000 -- November 2010 DB Commodity  DB                SandP-GSCI
                              Harvest -- 10 Commodity Harvest Light Energy
--------------------------------------------------------------------------------
Annualized Returns            15.9%         5.2%              1.2%
Volatility                    10.9%         3.6%              18.6%
Sharpe Ratio                  1.45          1.43              0.07
Maximum Drawdown              -19.5%        -6.1%             -60.9%
 Start Date                   May-07        May-07            Jul-08
 End Date                     Sep-07        Sep-07            Feb-09
Max Monthly Consecutive Loss  -16.6%        -5.3%             -58.0%
  Start Date                  Jun-07        Oct-00            Jul-08
  End Date                    Sep-07        Dec-00            Feb-09
Max / Min Returns
  Rolling 12 Months           69.1% / -14%  17.7% / -5.4%     48.2% / -55.8%
  Rolling 3 Months            21.4% / -17%  6.6% / -5.8%      26.1% / -44.6%
Average Monthly Returns       1.3%          0.4%              0.2%
% Months with Gains           70.2%         70.2%             55.0%
Correlation
  DB Commodity Harvest        0.95          1.00              -0.55
  SandP-GSCI Light Energy     -0.55         -0.55             1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                        Annual Returns for Excess Return Indices
                --------------------------------------------------------------
                  DB Commodity                 DB         SandP-GSCI
Calendar Year       Harvest -- 10 Commodity Harvest       Light Energy
--------------------------------------------------------------------------------
2000                  -12.89%              -5.20%          14.79%
2001                   33.72%              11.85%          -26.22%
2002                   -6.40%              -2.05%          15.09%
2003                   11.52%               4.47%          15.41%
2004                   49.88%              13.51%           7.31%
2005                   36.78%              10.84%          15.51%
2006                   39.07%              12.98%          -3.77%
2007                   -0.50%               0.15%          17.16%
2008                   42.72%              11.28%         -40.39%
2009                    3.57%               1.18%          15.17%
2010 YTD               -1.74%              -0.36%           5.72%
Annualized Return      15.89%               5.16%           1.21%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Harvest - 10 and DB Commodity Harvest have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DB Commodity Harvest
     - 10 Index have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 30 November
     2010
                                                                              34

 DB Commodity Allocator Index
Section 4
                                                                              35

 DB Commodity Allocator
Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:
1 ERAC: Excess Return After Cost
                                                                              36

 DB Commodity Allocator
Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility

[GRAPHIC OMITTED]

-    BETA: (DBLCI -MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market -neutral exposure to commodities.

Notes:
1 Weights of SandP GSCI Light Energy Index shown are: current weights (Base
  Weights). Current weights are as of 30 November 2010
2 Base Weights of DBLCI -- Mean Reversion Enhanced Index
3 Current weights of DBLCI -- Mean Reversion Enhanced Index as of 30 November
  2010
                                                                              37

 DB Commodity Allocator
Index Construction

[GRAPHIC OMITTED]

Notes:
1 Returns are calculated as of 3(rd) to last business day of each month, from
  November 2009 to November 2010.
                                                                              38

 DB Commodity Allocator
Performance Analysis

Index Returns (1)
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Historical Exposure
--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

Performance Analysis 1
--------------------------------------------------------------------------------
January 2000 -- November 2010 DB Commodity   DB Commodity     DB MR
                              Allocator      Harvest USD ERAC Enhanced ERAC
--------------------------------------------------------------------------------
Annualized Returns            12.6%          4.5%             9.2%
Volatility                    13.7%          3.6%             18.1%
Sharpe Ratio                  0.92           1.26             0.51
Maximum Drawdown              -29.9%         -6.5%            -56.2%
 Start Date                   Jul-08         Jan-00           Jul-08
 End Date                     Oct-08         Dec-00           Mar-09
Max Monthly Consecutive Loss  -27.6%         -5.4%            -54.1%
  Start Date                  Jul-08         Oct-00           Jul-08
  End Date                    Oct-08         Dec-00           Feb-09
Max / Min Returns
  Rolling 12 Months           57.5% / -15.6% 17% / -6%        69.3% / -47.1%
  Rolling 3 Months            28.8% / -23.9% 6.4% / -5.9%     35.7% / -37.9%
Average Monthly Returns       1.1%           0.4%             0.9%
% Months with Gains           64.1%          69.5%            58.0%
Correlation
  DB Commodity Harvest
  USD ERAC                    0.00           1.00             -0.33
  DB MR Enhanced ERAC         0.72           -0.33            1.00
--------------------------------------------------------------------------------

Year on Year Performance Comparison 1
--------------------------------------------------------------------------------
                       Annual Returns for Excess Return Indices
                  ------------------------------------------------
                  DB Commodity     DB Commodity         DB MR
Calendar Year         Allocator Harvest USD ERAC Enhanced ERAC
--------------------------------------------------------------------------------
2000                  -13.68%            -5.78%          0.47%
2001                   29.55%            11.17%        -13.38%
2002                    4.02%            -2.63%         14.25%
2003                   28.16%             3.84%         31.72%
2004                   21.76%            12.84%         21.81%
2005                   13.87%            10.17%          9.22%
2006                   26.67%            12.30%         27.12%
2007                   15.86%            -0.44%         25.28%
2008                   12.72%            10.61%        -27.10%
2009                   25.34%             0.58%         36.02%
2010 YTD              -14.87%            -0.91%         -5.14%
Annualized Return      12.58%             4.53%          9.18%
--------------------------------------------------------------------------------

Notes:
1    Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.
2    Statistics shown are for excess return indices. Data is as of 30 November
     2010
                                                                              39

Appendix

Appendix 1
                                                                              40

 TYPES OF RETURNS IN A COMMODITY INDEX
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]  Underlying price movement

[]  Dividends (Stocks) or Coupons (Bonds)

COMMODITY RETURNS COME FROM THREE SOURCES:

[]  Collateral Yield -- Interest earned on capital held as collateral -- Spot
    Return -- Change in front month futures contract

[]  Roll Return -- Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

   Excess Return = Spot Return + Roll Return
Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess version indices to create the DB Commodity total return version

                                                                              41

[]  The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

HISTORICAL COMMODITY ALLOCATION OF THE DBLCI -MR SINCE 2006

[GRAPHIC OMITTED]

Source: Bloomberg Notes:

1   Past performance is not a guarantee of future results
2   The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance
3   Data is as of 29 October 2010. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

                                                                              42

[]  DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

[]  Mandatory rebalancing takes place on a monthly basis

[]  At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess Return strategy is determined based on the performance of the DBLCI-MR TM Excess
    Return over the previous 12 months

[]  Twelve performance indicators are built, reflecting the performance of
    DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10-months
    3-months, 2-months, 1-month

[]  The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 100% (see table)

[]  Rules based momentum strategy with no human intervention, only execution

[]  The allocation can be as low as 0% and as high as 100%

RETROSPECTIVE LOOKBACK OVER 12 PERIODS

[GRAPHIC OMITTED]

DBLCI-MR (LOOKBACK RETURNS AS OF 8(TH) NOV 2010)
----------------------------------------------------------------------
              1 Month                           4%
----------------------------------------------------------------------
              2 Month                           13%
----------------------------------------------------------------------
              3 Month                           9%
======================================================================
              4 Month                           20%
----------------------------------------------------------------------
              5 Month                           28%
----------------------------------------------------------------------
              6 Month                           15%
----------------------------------------------------------------------
              7 Month                           8%
----------------------------------------------------------------------
              8 Month                           12%
----------------------------------------------------------------------
              9 Month                           23%
----------------------------------------------------------------------
             10 Month                           6%
======================================================================
             11 Month                           16%
----------------------------------------------------------------------
             12 Month                           13%

Notes: Returns are calculated as of 6(th) business day of each month, from
       November 2009 to November 2010.

                                                                              43

OPTIMIZED YIELD

CONTRACT SELECTION TO CREATE AN "OPTIMAL YIELD"

Contract selection and roll return can have a significant impact in the overall return of the index

[]  Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market)
    or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

[]  Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[]  Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

                                                                              44

OPTIMIZED YIELD

ANNUALIZED EXCESS RETURNS FROM JAN 2000 TO NOV 2010.
MOST OPTIMUM YIELD INDICES HAVE OUTPERFORMED CORRESPONDING FRONT-MONTH ROLLING
INDICES

ENERGY SECTOR           BASE METALS SECTOR

[GRAPHIC OMITTED]       [GRAPHIC OMITTED]

AGRICULTURE SECTOR      PRECIOUS METALS SECTOR

[GRAPHIC OMITTED]       [GRAPHIC OMITTED]

Source: Bloomberg Notes:

1   All indices have been retrospectively calculated and did not exist prior to
    31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
2   Data as of 30 November 2010

                                                                              45

TARGET VOLATILITY
Applying Volatility Targeting to Potentially Control Risk

[GRAPHIC OMITTED]

                                                                              46

---------------------------------------------------------------------------------------------------
COMPARATIVE PERFORMANCE STATISTICS
---------------------------------------------------------------------------------------------------
                                                     Annualized Returns for Various Indices
                                  -----------------------------------------------------------------
                                  YTD   1 Year  3 Year  5 Year  10 Year
                                  Return[1]  Return  Return  Return  Return  Volatility[1] Sharpe
                                     (%)        (%)     (%)     (%)     (%)         (%)    Ratio(3)
---------------------------------------------------------------------------------------------------
Beta Allocation Indices
DBLCI (TM)                           3.67%     3.31% 10.01%   0.03%   4.59%   23.47%       0.20
SandP GSCI (TM)                     -0.47%     0.39% 14.40%  -8.95%  -1.58%   25.80%      -0.06
DJ-UBSCI (SM)                        5.42%     7.50% -6.10%  -2.48%   2.77%   18.17%       0.15
Optimum Yield Based Indices
DB Commodity Booster -- DJUBS        6.31%     7.45% -2.47%   4.16%   9.36%   16.40%       0.57
DB Commodity Booster DJUBS -- TV14   7.99%     8.78%  2.75%   7.13%  12.76%   14.42%       0.88
DB Commodity Booster -- Benchmark    0.17%    -0.21% -6.78%  -0.32%   8.57%   22.13%       0.39
Mean Reversion Based Indices
DBLCI-MR                             4.28%     7.35% -4.47%  11.48%  10.71%   20.25%       0.53
DBLCI -- Mean Reversion Enhanced    -4.18%     0.23%  1.18%  10.88%  11.22%   18.26%       0.61
DBLCI MR Enhanced 15                -1.99%     0.69%  2.68%  12.84%  13.88%   15.50%       0.90
DBLCI MR+                           -5.74%    -3.19%  2.53%  12.21%  10.30%   14.79%       0.70
Market Neutral Indices
DB Commodity Harvest                -0.36%    -1.51%  4.00%   5.19%   6.00%    3.57%       1.68
DB Commodity Harvest -- 10          -1.74%    -5.64% 13.66%  15.69%  18.74%   10.65%       1.76
DB Commodity Allocator Index       -14.87%   -11.03%  8.44%  13.04%  15.00%   13.68%       1.10
Other Asset Classes
Equities (SandP 500)                 7.86%     9.94% -5.14%   0.98%   0.81%   21.56%       0.04
Fixed Income (US Govt. All Total
Return)                              4.80%     3.68%  4.97%   4.94%   5.16%    2.83%      1.82
--------------------------------------------------------------------------------------------------

Source: Bloomberg. Data as of 30 November 2010

Notes: Statistics shown for "Other asset classes" are computed using Total
       Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future
1      Annualised return based on total return and excess return
2      Annualised vol of the daily lognormal returns

                                                                              47

MARKET DATA SOURCES

Bloomberg Tickers and Index Live Dates
---------------------------------------------------------------------------------------------
                                               BLOOMBERG TICKER               INDEX LIVE DATE
---------------------------------------------------------------------------------------------
SandP GSCI Index                               SPGCCIP[Index]
SandP GSCI Light Energy                        SPGSLEP[Index]
DJUBS                                          DJUBS [Index]
DBLCI                                          DBLCMACL [Index]               28 February 03
DBLCI-MR                                       DBLCMMCL [Index]               28 February 03
DBLCI -- Mean Reversion Enhanced               DBLCMREU [Index]               25 July 08
DB MR Enhanced 15                              DBLCMTEU [Index]               28 September 09
DBLCI-MR+                                      DBLCMPUE [Index]               20 June 07
DB Commodity Booster -- Benchmark              DBCMBSEU [Index]               15 December 07
DB Commodity Booster -- Benchmark Light Energy DBCMBLEU [Index]               15 December 07
DB Commodity Booster -- DJUBS                  DBCMBDEU [Index]               27 February 08
DB Commodity Booster DJUBS -- TV14             DBCMBTVE [Index]               08 August 09
DB Commodity Harvest                           DBCMHLEU [Index]               15 December 07
DB Commodity Harvest -- 10                     DBCMHVEA [Index]               14 October 08
DB Commodity Allocator                         DBLCABER [Index]               24 October 09
DB Commodity Harvest USD ERAC                  DBLCHNUE [Index]               13 October 08
DB MR Enhanced ERAC                            DBLCMREN [Index]               24 October 09
Equities (SandP 500) Total Return              SPTR [Index]
Fixed Income Total Return                      JHDCGBIG [Index]
---------------------------------------------------------------------------------------------

                                                                              48

Optimized Yield

Available Indices

--------------------------------------------------------------------------------------------
Commodity          Contract Expiry Date       Bloomberg Ticker        Index Live Date
Energy
WTI Crude Oil            21-Jun-11            DBLCOCLE Index            31 May 06
Brent Crude Oil          16-Dec-10            DBLCYECO Index            31 May 06
Heating Oil              31-May-11            DBLCOHOE Index            31 May 06
RBOB Gasoline            30-Nov-11            DBLCYERB Index            31 May 06
Gasoil                   10-Jun-11            DBLCYEGO Index            31 May 06
Natural Gas              28-Sep-11            DBLCYENG Index            31 May 06
Base Metals
Aluminum                 21-Sep-11            DBLCOALE Index            31 May 06
Copper                   16-Mar-11            DBLCYECU Index            31 May 06
Zinc                     18-May-11            DBLCYEZN Index            31 May 06
Nickel                   17-Aug-11            DBLCYENI Index            31 May 06
Lead                     17-Aug-11            DBLCYEPB Index            31 May 06
Precious Metals
Gold                     29-Aug-11            DBLCOGCE Index            31 May 06
Silver                   28-Dec-11            DBLCYESI Index            31 May 06
Agriculture
Wheat                    14-Jul-11            DBLCOWTE Index            31 May 06
Kansas Wheat             14-Jul-11            DBLCYEKW Index            31 May 06
Corn                     14-Dec-11            DBLCOCNE Index            31 May 06
Soybean                  14-Nov-11            DBLCYESS Index            31 May 06
Cotton                   07-Dec-11            DBLCYECE Index            31 May 06
Sugar                    30-Jun-11            DBLCYESB Index            31 May 06
Coffee                   21-Mar-11            DBLCYEKC Index            31 May 06
Cocoa                    16-Mar-11            DBLCYECC Index            31 May 06
--------------------------------------------------------------------------------------------

Source: DBIQ
Notes:
1 Bloomberg Tickers shown are for Excess Return version of the indices
2 Data as of 30 November 2010

                                                                              49

IMPORTANT CONSIDERATIONS

[]  The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

STRATEGY RISK

[]  The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]  The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective

[]  The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index.
    However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]  The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]  The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield strategies, will be successful in achieving the desired objective

[]  Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

                                                                              50

IMPORTANT CONSIDERATIONS (CONT'D)

Past Performance

[]  An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]  Some of the indices described herein have very limited performance history

BACKTESTING

[]  Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

FREE WRITING PROSPECTUS

[]  Deutsche Bank AG has filed a registration statement (including a prospectus)
    with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Deutsche
    Bank AG has filed with the SEC for more complete information about Deutsche
    Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov. Alternatively,
    Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free
    1-800-311-4409

                                                                              51

DISCLAIMER

SANDP GSCI SM DISCLAIMER

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard and
Poor's, a division of The McGraw -Hill Companies, Inc. ("SandP") . Standard and
Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of SandP GSCI Index to track general commodity market performance. SandP's only relationship to Deutsche Bank
AG is the licensing of certain trademarks and trade names of SandP and of SandP
GSCI Index, which indices are determined, composed and calculated by SandP without regard to Deutsche Bank AG or any securities. SandP has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating SandP GSCI Index. SandP is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the SandP GSCI Index is to be converted into cash. SandP has no obligation or liability in connection with the administration, marketing or trading of any securities.

SandP DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF SandP GSCI
INDEX OR ANY DATA INCLUDED THEREIN AND SandP SHALL HAVE NO LIABILITY FOR ANY
ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. SandP MAKES NO WARRANTY, EXPRESS OR
IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES
OR ANY OTHER PERSON OR ENTITY FROM THE USE OF SandP GSCI INDEX OR ANY DATA
INCLUDED THEREIN. SandP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE SandP INDICES OR DEUTSCHE BANK'S VARIATIONS OF SandP
INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN
NO EVENT SHALL SandP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR
CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES.

SandP GSCI Index is a trademark of The McGraw -Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.

DJ-UBSCISM DISCLAIMER

"Dow Jones[R]", "DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones and
Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG
Any securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC
("UBS Securities") or any of their subsidiaries or affiliates. None of Dow
Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to any securities or any member of the public regarding the advisability of investing in any securities or commodities. The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by Dow Jones in conjunction withth UBS Securities wiithout thout regard to Deutsche Bank AG or any securities. Dow Jones and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating
DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which any securities are to be converted into cash. None of Dow Jones, UBS AG, UBS
Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in connection with the administration, marketing or trading of any securities.
Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to any securities issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS
Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity
IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities Deutsche Bank AG may issue from time to time.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES
-UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS
AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK
AG, OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE
DOW JONES -UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW
JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES
ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE
DOW JONES -UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING
ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES,

UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY
LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL
DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO
THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, UBS
SECURITIES AND DEUTSCHE BANK AG, OTHER THAN UBS AG.

"Dow Jones[R]", "DJ", "UBS[R]" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones and Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity
Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones and
Company, Inc. or UBS Securities LLC, but is published with their consent.

                                                                              52